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                                                                     EXHIBIT 8.1

                      FIDDLER GONZALEZ & RODRIGUEZ, P.S.C.
                          BANCO BILBAO VIZCAYA BUILDING
                             254 MUNOZ RIVERA AVENUE
                                    6TH FLOOR
                           HATO REY, PUERTO RICO 00918








                               September 24, 2003

First BanCorp.
1519 Ponce De Leon Avenue
San Juan, Puerto Rico 00908-0146

Dear Sirs:

         We have acted as counsel to First BanCorp., a Puerto Rico corporation (the "Company"), with respect to the preparation and filing of a Registration Statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") with respect to Registration Statement on Form S-3 (SEC File No. 333-75682) (together, the "Registration Statement") relating to the public offering by the Company of up to 7,584,000 shares (the "Shares") of Noncumulative Perpetual Monthly Income Preferred Stock, Series E, $1.00 par value per share, of the Company.

         We have examined the prospectus supplement relating to the Shares contained in the Registration Statement (the "Prospectus Supplement"), which is going to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and we have reviewed the discussion of certain Federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus Supplement (the "Tax Discussion") appearing under the captions "Taxation," "Puerto Rico Taxation" and "United States Taxation." We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purposes of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.

         The Tax Discussion represents our opinion regarding the material Federal and Puerto Rico tax consequences described therein.

         Our opinion is based upon the review of the Prospectus Supplement and of applicable Federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change





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First BanCorp.
September 24, 2003
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in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Tax Discussion. As to statements of fact, we are relying on your representation that such factual statements are accurate.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Taxation" in the Prospectus Supplement contained in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                     Very truly yours,



                                     /s/ Fiddler Gonzalez & Rodriguez, P.S.C.